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                                                                    EXHIBIT 11.1



                MIDLAND FINANCIAL GROUP, INC. AND SUBSIDIARIES
            STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share amounts)


                                                     Three Months Ended          Nine Months Ended
                                                        September 30,              September 30,
                                                      1996         1995          1996         1995
                                                      ----         ----          ----         ----
Primary:
  Average Shares outstanding                           5,547       5,386         5,547        5,364
  Net effect of dilutive stock options and
    warrants - based on the treasury stock
    method using average market price                    -0-          85           -0-           94
                                                    --------     -------       -------       ------
       Common and common equivalent shares          $  5,547     $ 5,471       $ 5,547       $5,458
                                                    ========     =======       =======       ======

Net income
                                                    $ (3,905)    $(5,723)      $(2,487)      $ (320)
                                                    ========     =======       =======       ======

Fully diluted:
  Average share outstanding                            5,547       5,386         5,547        5,364
  Net effect of dilutive stock options and
    warrants - based on the treasury stock
    method using average market price                    -0-          85           -0-           94
                                                    --------     -------       -------       ------
        Common and common equivalent shares            5,547       5,471         5,547        5,458
                                                    ========     =======       =======       ======

Net income                                          $ (3,905)    $(5,723)      $(2,487)      $ (320)
                                                    ========     =======       =======       ======

Per share amount:
  Primary:                                          $   (.70)    $ (1.05)      $  (.45)      $ (.06)
                                                    ========     =======       =======       ======
  Fully diluted:                                    $   (.70)    $ (1.05)      $  (.45)      $ (.06)
                                                    ========     =======       =======       ======
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